UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: May 25, 2017

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Shareholders on May 25, 2017.

The advisory vote on executive compensation was approved by 88% of the shares voting on the matter. Voting results were as follows:

Number of Shares
For	256,489,906
Against	36,264,639
Abstain	925,226
Broker Non-Votes	36,031,615

Voting results of the advisory vote on the frequency of future votes to approve executive compensation were as follows:

Number of Shares
Every Year	264,394,969
Every Two Years	339,395
Every Three Years	28,393,117
Abstain	552,293
Broker Non-Votes	36,031,612

Management intends to continue to hold the advisory vote to approve executive compensation every year.

Our incumbent directors were re-elected to our Board of Directors and received the following votes:

		Number of Shares
	For	Against	Abstain	Broker Non-Votes
Linda L. Adamany	292,185,239	1,264,689	230,275	36,031,183
Robert D. Beyer	287,290,849	6,163,992	225,363	36,031,182
Francisco L. Borges	292,141,641	1,309,457	229,105	36,031,183
W. Patrick Campbell	291,921,167	1,515,687	243,349	36,031,183
Brian P. Friedman	289,580,084	3,812,272	287,849	36,031,181
Richard B. Handler	290,968,031	2,506,299	205,871	36,031,185
Robert E. Joyal	287,493,097	5,942,207	244,899	36,031,183
Jeffrey C. Keil	289,166,377	4,266,559	247,267	36,031,183
Michael T. O’Kane	287,695,821	5,736,539	247,843	36,031,183
Stuart H. Reese	292,137,077	1,319,209	223,917	36,031,183
Joseph S. Steinberg	244,232,122	49,252,584	195,068	36,031,612

Our shareholders ratified the selection of Deloitte & Touche LLP as our independent auditors for the year ended December 31, 2017. Voting results were as follows:

Number of Shares
For	328,045,968
Against	994,258
Abstain	671,160

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: May 31, 2017	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and
Associate General Counsel